EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 4, 1994, with respect to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 31, 1994, incorporated by reference in the registration statements (Nos. 33-41440, 33-54365, 33-25105 and 33-56903) on
Form S-8 and (Nos. 33-40386, 33-46988, 33-57410 and 33-50785) on Form S-3
of Comcast Corporation which report appears in the Form 10-K of QVC, Inc. and subsidiaries for the year ended January 31, 1994 which Form 10-K is incorporated by reference in the Current Report on Form 8-K of Comcast Corporation filed on or about April 13, 1995. Our report thereon refers to a change in accounting for income taxes.

                                                /s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
April 10, 1995